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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 1997

                            EXCEL REALTY TRUST, INC.
             (Exact Name Of Registrant As Specified In Its Charter)


         MARYLAND                      1-12244                  33-0160389
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)

     16955 VIA DEL CAMPO, SUITE 100
         San Diego, California                                92127
  (Address of Principal Executive Office)                   (Zip Code)


                                  (619)485-9400
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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This Current Report on Form 8-K is filed by Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS.


The Company anticipates the acquisition of five shopping centers in exchange for cash and two single tenant properties owned by the Company. Excel Realty Partners, L.P. ("ERP"), a Delaware limited partnership of which the Company is the sole general partner, anticipates the acquisition of an additional shopping center. These transactions are expected to be consummated in October 1997.

The properties to be acquired by the Company are Bardin Place Shopping Center, Miami Gardens, Island Plaza, Freedom Square, and Market Street Square. The total purchase price of these properties is expected to be approximately
$81.1 million.

Bardin Place is currently owned by Kmart Corporation and Arlington Texas Joint Venture. Bardin Place is located in Arlington, Texas and has 399,909 square feet of gross leasable area ("GLA"). The shopping center is anchored by the tenants Kmart, Ross Dress for Less, Venture Stores, and Oshman's Sporting Goods. Miami Gardens is owned by Red Road Joint Venture, is located in Miami, Florida and has 244,719 square feet of GLA. Its major tenants are Kmart, Ross Dress for Less, Party City, and Winn-Dixie. Island Plaza is owned by Red Road Joint Venture and James Island Joint Venture. It is located in Charleston, South Carolina, has 167,101 square feet of GLA, and is anchored by Kmart, Food Lion, and Revco. Freedom Square's current owners are Red Road Joint Venture and Naples Joint Venture. It is located in Naples, Florida and has 211,839 square feet of GLA, with Kmart and Publix as its major tenants. Market Street Square, owned by Kmart, is located in Elizabethtown, Pennsylvania, has 169,481 square feet of GLA and is anchored by Kmart and Weis Market.

In conjunction with the above acquisitions, the Company anticipates the exchange of two single tenant properties leased by Kmart. The properties are located in Springfield, Missouri and Waverly, Ohio. The anticipated sales proceeds for the Springfield property, which has 106,747 square feet of GLA and annualized base rents of approximately $400,000, total $3.8 million. The anticipated sales proceeds for the Waverly store, which has 40,318 square feet of GLA and annualized base rents of $141,000, total $1.4 million. The remainder of the purchase price for the above acquisitions will be obtained from either the Company's line of credit or the public offering of debt securities of the Company.

ERP anticipates that a shopping center located in San Dimas, California will be contributed to ERP in consideration for the issuance of ERP limited partnership units ("Units") and ERP's assumption of existing indebtedness. The property has a consideration value of approximately $18.4 million and is encumbered by $8.1 million in publicly traded certificates of participation carrying a variable interest rate which is determined weekly based upon the rates of similar instruments. The balance of the value will be paid by the issuance of Units valued at $31.00 per Unit. The property has 119,157 square feet of GLA.

In connection with the above acquisitions, the Company and ERP also will incur certain transaction costs that will be capitalized into the values of the shopping centers. These costs are not reflected in the above acquisition prices.



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In assessing the acquisition of each of the shopping centers, the Company and
ERP considered, among other factors, the location and occupancy rate of each of the shopping centers, the quality of tenants (including the tenants' credit quality), comparative rents, and the competition in each shopping center's respective area. The Company and ERP also assessed potential expenses associated with owning or leasing, and operating the shopping centers, including among other factors, estimated maintenance expenses, capital improvement costs and other operating expenses. While the Company anticipates the acquisition of the above shopping centers, it provides no assurance that the transactions will actually occur, or that the acquisitions will occur upon the terms described above.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Excel Realty Trust, Inc., and James Island Joint Venture, Red Road Joint Venture, Naples Joint Venture, Kmart Corporation, and Arlington Texas Joint Venture Properties to be Acquired by Excel Realty Trust, Inc.

                  (1)      Report of Squire and Company, PC.
                  (2)      Financial Statements of Property Acquired

         (b) Excel Realty Partners, L.P., and St. Francis Associates Property to be Acquired by Excel Realty Partners, L.P.

                  (1)      Report of Squire and Company, PC.
                  (2)      Financial Statements of Property Acquired

         (c)      Pro Forma Financial Information

         (d)      Exhibits

                  23.01    Consent of Squire and Company, PC.

                  99.01 Historical Summaries of Operating Revenues and Direct Operating Expenses for the properties acquired by Excel Realty Trust, Inc. and Excel Realty Partners, L.P. for the year ended December 31, 1996.

                  99.02 Unaudited Pro Forma Condensed Consolidated Statements of Income and Balance Sheet of Excel Realty Trust, Inc. as of June 30, 1997 and for year ended December 31, 1996.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    October 2, 1997               EXCEL REALTY TRUST, INC.

                                       By: /s/ David A. Lund
                                          --------------------------------
                                          David A. Lund
                                          Principal Financial Officer



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                                    EXHIBIT INDEX

Exhibit No.
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   23.01      Consent of Squire and Company, PC.

   99.01 Historical Summaries of Operating Revenues and Direct Operating Expenses for the properties acquired by Excel Realty Trust, Inc. and Excel Realty Partners,
              L.P. for the year ended December 31, 1996.

   99.02 Unaudited Pro Forma Condensed Consolidated Statements of Income and Balance Sheet of Excel Realty Trust,
              Inc. as of June 30, 1997 and for year ended December
              31, 1996.



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